EXHIBIT 10.1

FORM OF DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is entered into as of September 30, 2015, by and between US Highland, Inc., an Oklahoma corporation (the “Company”) and the lender on the signature page hereto (the “Lender”). The Company and Lender may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Lender has made unsecured, interest bearing advances to the Company (collectively, the “Loan”) for working capital purposes in the aggregate amount of listed on Schedule 1 hereto (the “Loan Amount”); and

WHEREAS, the Loan is evidenced by a promissory note or other instrument;

WHEREAS, the Parties desire to convert the Loan Amount plus accrued and unpaid interest thereon into shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock ”); and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Series A Preferred Stock. Effective as of the date hereof, the Loan Amount plus accrued and unpaid interest thereon as reflected on Schedule 1 to this Agreement (the “Converted Loan Amount”) shall be converted into the number of shares of the Company’s Series A Preferred Stock as reflected on Schedule 1 to this Agreement (the “Conversion Shares”), at a conversion price equal to $0.50 per share. Upon execution of this Agreement, the Company shall instruct its secretary or transfer agent to issue certificates or as book entry evidencing the Conversion Shares in the name of Lender, or its designee.

2. Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Lender, the Converted Loan Amount shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Converted Loan Amount.

3. Waiver and Release. Lender, on behalf of himself, and each of his successors, assigns, representatives and agents (collectively, the “Releasing Parties”), hereby covenant not to sue and fully, finally and forever completely release the Company and its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Company Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Releasing Parties have or might claim to have against the Company Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Releasing Parties arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur with respect to the Converted Loan Amount on or prior to the date of this Agreement.

4. Restricted Stock.

(a) The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b) Lender understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

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5. Lender’s Representations. The Lender acknowledges that the Company is issuing the Conversion Shares to Lender in reliance upon the following representations made by Lender:

(a) Lender is acquiring the Conversion Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Lender understands and acknowledges that the Conversion Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Lender as expressed herein. Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Conversion Shares.

(b) Lender (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares.

(c) As a result of Lender’s study of the aforementioned information and Lender’s prior overall experience in financial matters, and Lender’s familiarity with the nature of businesses such as the Company, Lender is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Lender’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Lender’s overall investment program and financial condition.

(e) Lender’s financial condition is such that Lender can afford to bear the economic risk of holding the Conversion Shares, and to suffer a complete loss of Lender’s investment in the Company represented by the Conversion Shares.

(f) All action on the part of Lender, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Lender hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Lender, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(g) Lender realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

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6. Miscellaneous.

(a) THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the Parties arising out of this Agreement, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over Dallas, Texas; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over Dallas, Texas; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

US Highland, Inc.

5930 Royal Lane, Suite E211

Dallas, TX 75230

T: (918) 558-1358

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With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

If to Lender:

As reflected on Schedule 1 attached hereto or as provided by the Lender

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(c) This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(d) Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(e) Each Party to this Agreement hereby represents and warrants to the other Party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party.

(f) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

US HIGHLAND, INC.

By:
Name:	Josh Whitaker
Title:	Chief Executive Officer

Lender:

By:
Name:
Title:

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SCHEDULE 1

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